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                                                                   Exhibit 10.64

                         SEVERANCE AND RELEASE AGREEMENT

     This Severance and Release Agreement (this "AGREEMENT") is entered into effective as of March 18, 2005 (the "EFFECTIVE DATE"), by and between LORI ROBERTS, an individual ("EXECUTIVE") and PLIANT CORPORATION, a Utah corporation ("PLIANT").

                                    RECITALS

     WHEREAS, Executive has been employed by Pliant as an employee at will and has served as an officer of Pliant and as an officer and/or manager of certain of Pliant's direct and indirect subsidiaries (collectively, the "SUBSIDIARIES"); and

     WHEREAS, Executive has decided to resign her positions as an officer and/or manager of Pliant and the Subsidiaries effective as of the Effective Date; and

     WHEREAS, Executive has decided for personal reasons to resign her employment with Pliant, thereby terminating the employment relationship between Executive and Pliant, effective as of April 1, 2005 (the "EMPLOYMENT RESIGNATION DATE"); and

     WHEREAS, Executive and Pliant agree that the employment relationship between Executive and Pliant shall be severed as set forth herein; and

     WHEREAS, Executive purchased 32 shares of Pliant's Series B Preferred Stock pursuant to the Pliant Corporation 2004 Restricted Stock Incentive Plan (the "PLAN" and the Restricted Stock Agreement, dated September 24, 2004, between Executive and Pliant (the "RESTRICTED STOCK AGREEMENT"); and

     WHEREAS, upon such termination of Executive's employment with Pliant, Pliant has the right pursuant to the Restricted Stock Agreement to repurchase 28 shares of Pliant's Series B Preferred Stock held by Executive (the "REPURCHASED SHARES"); and

     WHEREAS, in consideration of this Agreement and the releases, acknowledgements and agreements by Executive set forth herein, Pliant has agreed to make certain payments to Executive, which payments Executive is not otherwise entitled to receive.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the premises, covenants, payments and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pliant and Executive agree as follows:

     1. RESIGNATION. Executive hereby resigns each of her officer and/or manager positions at Pliant and its Subsidiaries effective as of the Effective Date. Executive hereby resigns her employment with Pliant as of the Employment Resignation Date, and the employment relationship between Executive and Pliant is hereby terminated as of the Employment Resignation Date. During the period commencing on the Effective Date and ending on the Employment Resignation Date (the "TRANSITION PERIOD"), Executive shall assist in transitioning her duties to one or more other employees of Pliant; PROVIDED, HOWEVER, that during

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the Transition Period Executive may perform such transition services from home or such other location as Executive chooses and shall not be required to report to work at any Pliant location.

     2.   ACKNOWLEDGEMENTS BY EXECUTIVE. Executive acknowledges and agrees that:
(i) each of the Plan and the Restricted Stock Agreement remains in full force and effect in accordance with the terms thereof, and Executive will abide by the terms thereof; (ii) other than the payments and benefits expressly required pursuant to SECTIONS 3, 4 AND 5 below, Pliant has paid Executive all compensation and other amounts due and owing to Executive related to any employment, officer, director or manager relationship or otherwise, including, without limitation, all salary, commissions, bonuses, sick pay and vacation pay, and no other amounts are owed to Executive by Pliant or any of the Subsidiaries for any reason whatsoever; (iii) other than the four (4) shares of Pliant Series B Preferred Stock retained by Executive (the "RETAINED INTEREST"), Executive has no equity or similar interest whatsoever in Pliant or any of the Subsidiaries;
(iv) the Retained Interest is, as of the Effective Date, subject to the Plan and the Restricted Stock Agreement; (v) Executive has no right to any future position (including, without limitation, employee, officer, director or manager) with Pliant or any of the Subsidiaries; (vi) except as expressly provided in
SECTION 4 below or as provided by applicable law, upon the Employment Resignation Date Executive is no longer eligible to participate in or receive benefits under any applicable benefit plans, including, without limitation, health insurance plans, dental insurance plans, life insurance plans, short and long term disability plans, 401(k) plans and any other benefit plans or programs available to employees of Pliant (directly or indirectly); and (vii) as of the Employment Resignation Date, Executive is no longer an employee of Pliant and may under no circumstances represent herself to be in any way connected with or a representative of Pliant or any of the Subsidiaries. Executive further acknowledges and agrees that the payments and accommodations required pursuant to SECTIONS 3, 4 AND 5 below are amounts or benefits to which she would not otherwise be entitled and such payments and benefits are being provided by Pliant pursuant to the terms of this Agreement in consideration of the agreements, acknowledgements, covenants and releases contained herein.

     3. LUMP SUM PAYMENT. Provided Executive has not cancelled this Agreement pursuant to SECTION 18 below, Pliant shall pay Executive, on April 1, 2005, an amount equal to $404,436.60 (calculated as (i) $225,000 which is one year of Executive's base salary, (ii) $112,500 which is the bonus at target to which Executive would be entitled with respect to calendar year 2005 if Executive remained employed by Pliant through December 31, 2005, plus (iii) $12,177.76 which is Executive's accrued vacation as of the Employment Resignation Date, plus (iv) $222.84 which is pending expense reimbursement owed to Executive, plus
(v) $50,000, and plus (vi) $4,536 which is the amount to be paid by Pliant for the Repurchased Shares pursuant to SECTION 7 below) (the "LUMP SUM PAYMENT").

     4. MEDICAL, DENTAL AND BASIC LIFE BENEFITS. Provided Executive has not cancelled this Agreement pursuant to SECTION 18 below, Executive shall be entitled to continue participation in the Pliant medical, dental and basic life plans in which Executive participates immediately prior to the Effective Date during the Transition Period and for a period of up to twelve months (12) months commencing on the Employment Resignation Date and ending March 31, 2006. At all times during such period, Executive shall continue to be responsible for, and shall pay to Pliant on a monthly basis, the then current active employee contribution rate amounts under such plans. Commencing April 1, 2006, Executive shall be eligible for extended

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continuation coverage under such medical plan for a period of eighteen (18)
months. At all times during such extended continuation period, Executive shall be responsible for, and shall pay to Pliant on a monthly basis, the then current COBRA contribution rate amounts. The medical, dental and basic life benefits described in this SECTION 4 are referred to in this Agreement as the "CONTINUED MEDICAL, DENTAL AND BASIC LIFE BENEFITS"). Notwithstanding anything in this Agreement to the contrary, the Continued Medical, Dental and Basic Life Benefits, and Executive's right to participation in the plans related thereto, shall terminate immediately in the event Executive obtains alternative employment which offers comparable coverage, obtains alternative comparable medical, dental and/or basic life coverage prior to the expiration of such rights or as otherwise required under applicable law.

     5. OUTPLACEMENT SERVICE BENEFITS; LEGAL FEES. Provided Executive has not cancelled this Agreement pursuant to SECTION 18 below, Executive shall be entitled to receive outplacement services for a period of twelve (12) months commencing on the Effective Date; PROVIDED, HOWEVER, that Pliant's obligations pursuant to this SECTION 5 shall in no event exceed $20,000 (the "OUTPLACEMENT BENEFITS"). In addition, provided Executive has not cancelled this Agreement pursuant to SECTION 18 below, Executive shall be entitled to be reimbursed by Pliant for reasonable legal fees incurred and paid by Executive in connection with the negotiation and execution of this Agreement in an aggregate amount not to exceed $7,500, provided that detailed documentation substantiating such reasonable legal fees is provided to Pliant (the "LEGAL FEE BENEFIT").

     6.   RELEASES.

               (a) RELEASE BY EXECUTIVE. In consideration of the payments by and agreements of Pliant contained herein, Executive agrees to forever RELEASE and DISCHARGE Pliant, the Subsidiaries, J.P. Morgan Partners, LLC and each of their respective direct and indirect parents, subsidiaries and affiliates, as well as all of their respective shareholders, members, directors, officers, managers, employees, agents and attorneys (hereinafter collectively referred to as the "RELEASED PARTIES") and the heirs, executors, administrators, successors and assigns of the Released Parties from any and all charges, complaints, claims, promises, suits, debts, sums of money, accounts, covenants, contracts, controversies, damages, judgments, rights, obligations, agreements and causes of action, whether known or unknown, whether contingent or liquidated, whether by apportionment or otherwise, of every kind, nature or description arising by reason of any matter, cause or thing whatsoever at any time from the beginning of the World to the Effective Date. This release includes, but is not limited to: any payments required pursuant to the Management Incentive Plan; any claims as a stockholder of the Company; any claims relating in any way to Pliant's Series B Preferred Stock (including, without limitation, any claim for entitlement to any shares thereof other than the Retained Interest retained by Executive hereunder); any claims relating in any way to any incentive plan or any agreement relating thereto, or any option or other right arising thereunder (which Executive acknowledges and agrees terminate in their entirety upon termination of

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               Executive's employment by Pliant); any claims for continued
               employment, employment pay, incentive pay, performance bonuses, commissions, vacation pay, sick pay, severance pay and benefits (except accrued retirement benefits); any rights arising out of alleged violations or breaches of any express or implied agreements; breach of the implied covenant of good faith and fair dealing; any legal restrictions on the Released Parties' rights to terminate employees; any tort; negligent or intentional misrepresentation; wrongful discharge; intentional or negligent interference with contractual relations; intentional or negligent infliction of emotional distress; whistleblowing; or past violation of any statute including: Title VII of the Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Worker Benefit Protection Act; ERISA, COBRA, and any other federal, state or local rule, regulation or law. Executive promises not to initiate a lawsuit or bring a claim against the Released Parties, in any court or otherwise, relating to any action released under this SECTION 6(a), under any common law claim, whether in law or equity, or federal, state or local statute, ordinance or rule of law. Executive also waives any remedy or recovery in any action that may be brought on her behalf by any government agency or other person. Notwithstanding the foregoing, Executive reserves all rights relating to the Lump Sum Payment, the Continued Medical, Dental and Basic Life Benefits, the Outplacement Benefits, the Legal Fee Benefit and any rights through the Employment Resignation Date as an officer of Pliant under Pliant's statutory and contractual officer and director indemnification obligations.

          (b) RELEASE BY PLIANT. In consideration of the agreements, covenants and releases of Executive contained herein, Pliant agrees to forever RELEASE and DISCHARGE Executive and her heirs and executors, from any and all charges, complaints, claims, promises, suits, debts, sums of money, accounts, covenants, contracts, controversies, damages, judgments, rights, obligations, agreements and causes of action, whether known or unknown, whether contingent or liquidated, whether by apportionment or otherwise, of every kind, nature or description arising by reason of any matter, cause or thing whatsoever at any time from the beginning of the World to the Effective Date; PROVIDED, HOWEVER, that notwithstanding the foregoing, the release set forth in this SECTION 6(b) shall not apply to (i) any charges, complaints, claims, promises, suits, debts, sums of money, accounts, covenants, contracts, controversies, damages, judgments, rights, obligations, agreements or causes of action to the extent the same arise from or relate to fraud, embezzlement, theft or willful misconduct on the part of Executive or (ii) Executive's obligations under this Agreement, the Plan, the Restricted Stock Agreement or pursuant to the covenants of any incentive bonus plan or program in which Executive has been a participant during her employment. Pliant promises not to initiate a lawsuit or bring a claim against Executive or her heirs or executors, in any court or otherwise, relating to any action released under

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               this SECTION 6(b), under any common law claim, whether in law or equity, or federal, state or local statute, ordinance or rule of law.

     7. REPURCHASE OF SHARES OF SERIES B PREFERRED STOCK. In accordance with the provisions of Section 8 of the Restricted Stock Agreement, Pliant hereby notifies Executive that it is exercising its right to purchase the Repurchased Shares. For purposes of determining the number of shares which Pliant is entitled to repurchase pursuant to the Restricted Stock Agreement, Executive's employment shall be deemed to have terminated as of the Effective Date. Section 8 of the Restricted Stock Agreement provides that the price to be paid for the Repurchased Shares is $162.00 per share, resulting in an aggregate purchase price for the Repurchased Shares of $4,536. Executive and Pliant acknowledge and agree that such purchase price is included within the Lump Sum Payment. Executive hereby assigns and transfers unto Pliant all of her right title and interest in and to the Repurchased Shares. Executive and Pliant acknowledge and agree that, as of the date hereof, no certificate evidencing the Repurchased Shares (or the Retained Interest) has been issued to Executive. Executive agrees, from time to time hereafter, to take such further actions and execute and deliver such further documents as Pliant may request to effect and/or evidence the transfer of the Repurchased Shares to Pliant. Following the Employment Termination Date, Pliant shall deliver to Executive a certificate representing the Retained Interest. Executive and Pliant acknowledge and agree that the provisions of this SECTION 7 satisfy in full the obligations of Pliant pursuant to the Restricted Stock Agreement related to the purchase by Pliant of the Repurchased Shares.

     8.   NONDISCLOSURE; DELIVERY OF MATERIALS.

          (a) Executive shall not at any time or in any manner, directly or indirectly, use or disclose to anyone, other than Pliant, any trade secrets or other Confidential Information (defined below) learned or obtained by her while an employee and/or officer of Pliant.

          (b) Executive shall deliver to Pliant at the Employment Resignation Date or at any time Pliant may request, all property belonging to Pliant or its Subsidiaries, including memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or Work Product (defined below) which she may then possess or have under her control regardless of the location or form of such material and, if requested by Pliant, will provide Pliant with written confirmation that all such materials have been delivered to Pliant.

          (c) "CONFIDENTIAL INFORMATION" means information that is not known to the public, that is used, developed or obtained by Pliant or any of its Subsidiaries in connection with the Business, and that the Executive learns in the course of performing services for Pliant or any of its Subsidiaries, including, but not limited to, (a) information, observations, procedures and data obtained by the Executive while employed by Pliant concerning the business or affairs of Pliant or any of its Subsidiaries, (b) products or services of Pliant or any of its Subsidiaries, (c) costs and pricing structures of Pliant or any of its Subsidiaries, (d) analyses of Pliant or any of its

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               Subsidiaries, (e) drawings, photographs and reports of Pliant or any of its Subsidiaries, (f) computer software, including operating systems, applications and program listings of Pliant or any of its Subsidiaries, (g) flow charts, manuals and documentation of Pliant or any of its Subsidiaries, (h) data bases of Pliant or any of its Subsidiaries, (i) accounting and business methods of Pliant or any of its Subsidiaries, (j) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice of Pliant or any of its Subsidiaries, (k) customers and customer lists of Pliant or any of its Subsidiaries, (l) other copyrightable works of Pliant or any of its Subsidiaries, (m) all production methods, processes, technology and trade secrets of Pliant or any of its Subsidiaries, and (n) all similar and related information of Pliant or any of its Subsidiaries in whatever form. Confidential Information will not include any information that is now or later becomes part of the public domain.

          (d) "WORK PRODUCT" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to Pliant's or any of its Subsidiaries' business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person or entity) while employed by Pliant together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

          (e) "BUSINESS" means the business of producing and distributing polymer-based, value-added films and flexible packaging products for food, personal care, medical, agricultural, industrial and other applications.

     9. EXECUTIVE COVENANTS. Executive, as a condition to this Agreement and the payments to be made by Pliant hereunder, agrees that for a period of time beginning on the Effective Date and ending on the date which is one year after the Employment Resignation Date, Executive shall not:

          (a) directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in (w) the World where Pliant or any of its affiliates is doing business during the term of this covenant, (x) the United States, (y) the State of Illinois or (z) within a 500 mile radius of the Chicago, Illinois metropolitan area that (i) develops, manufactures, markets and/or sells value-added film, flexible packaging products and/or recloseable technologies including zippers and sliders or

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               otherwise competes with or is similar in concept, design, format, or otherwise to the business conducted by Pliant and its affiliates at any time during the term of this covenant; or (ii) purchases from Pliant (notwithstanding the above, this paragraph shall not be construed to prohibit the Executive from owning less than three percent (3%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter);

          (b) directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert (by solicitation, diversion or otherwise) from Pliant or its affiliates any business with any customer, prospective customer or account of Pliant or its affiliates with which Executive had any contact or association, which was under the supervision of Executive, or the identity of which was learned by the Executive as a result of Executive's employment with Pliant; (ii) accept the business of any customer, prospective customer or account of Pliant or its affiliates with which Executive had any contact or association, which was under the supervision of Executive, or the identity of which was learned by Executive as a result of Executive's employment with Pliant, whether solicited or not solicited by Executive if such business would be diverted from Pliant or otherwise adversely effect Pliant's business with such entity;
               (iii) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Pliant and/or its affiliates to terminate their relationship or association with Pliant and/or its affiliates, or to represent, distribute or sell services or products in competition with services or products of Pliant or its affiliates; (iv) induce, solicit, cause or attempt to induce or cause any employee of Pliant or its affiliates to leave the employ of Pliant or its affiliates; or (v) hire or otherwise accept the services of any employee or former employee of Pliant, whether solicited or not solicited by Executive.

          (c) Notwithstanding the foregoing, in the event that Executive desires, during the restrictive period in this SECTION 9, to engage in activity that Executive believes may be in breach of this SECTION 9, Executive may discuss such activity with the Chief Executive Officer of Pliant and Pliant (A) will provide Executive with a decision on whether such activity constitutes a breach of this SECTION 9 and (B) may, upon the written consent of the Chief Executive Officer of Pliant and Pliant's Board of Directors, consent to Executive's participation in such activity.

     10. INJUNCTIVE RELIEF. Executive acknowledges that any breach of this Agreement would cause irreparable injury to Pliant and/or the Released Parties and that their remedy at law would be inadequate and, accordingly, consents to and agrees that temporary and permanent

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injunctive relief may be granted in any proceeding which may be brought to enforce this Agreement, without the necessity of proof of actual damage or posting of any bond.

     11. DISPARAGEMENT/CONFIDENTIALITY. The parties agree that neither will make any disparaging remarks or statements about the other to any third parties. The parties agree to keep the existence and terms of this Agreement totally confidential except (i) in Executive's case, with regard to members of her immediate family, her lawyer(s), her accountant(s), her financial/tax advisor(s) and as compelled by court process, and (ii) in Pliant's case, with regard to Pliant's current, future and prospective principals, affiliates, direct or indirect subsidiaries, officers, directors, shareholders, employees, lawyers, accountants, investment bankers, lenders, and other agents (in each case, including, without limitation, the Released Parties) and as compelled by court process. The parties further agree to inform each of these individuals and entities of the existence of this confidentiality provision and that the respective parties shall be responsible in the event any one or more of these individuals or entities provides this information to any other person or entity.

     12. CERTAIN REMEDIES. In the event Executive violates the terms of SECTIONS 8, 9 OR 11 of this Agreement or otherwise breaches this Agreement, the Plan or the Restricted Stock Agreement, in each case as finally determined by a court of competent jurisdiction or arbitrator pursuant to a binding arbitration proceeding, Executive (i) shall immediately forfeit all right to future benefits under this Agreement (including, without limitation the Continued Medical, Dental and Basic Life Benefits, Outplacement Benefits and Legal Fee Benefit) and any Lump Sum Payment and payments in respect of the Continued Medical, Dental and Basic Life Benefits, Outplacement Benefits and Legal Fee Benefit shall be immediately recoverable by Pliant from Executive; and (ii) must pay reasonable attorneys' fees and all other costs incurred by Pliant as a result of Executive's breach. Nothing in this SECTION 12 or elsewhere in this Agreement shall limit in any way the rights or remedies of any Released Party against Executive at any time with respect to this Agreement, Executive's obligations under the Employment Agreement (including, without limitation, the Plan and the Restricted Stock Agreement), or otherwise.

     13. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     14. LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE,

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COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE
OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO SECTION 15, THE PARTIES AGREE THAT ANY ACTION
OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN
THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN THE STATE OF ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

     15. ARBITRATION. THE PARTIES HEREBY WAIVE AND SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS AGREEMENT. THE PARTIES AGREE THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, INCLUDING THE RULES FOR EMERGENCY MEASURES WHICH ARE HEREBY EXPRESSLY ADOPTED. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. THE PREVAILING PARTY IN ARBITRATION SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS' FEES FROM THE OTHER PARTY. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY APPROPRIATE COURT OF THE TYPE DESCRIBED IN SECTION 14 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

     16.  MISCELLANEOUS.

          (a) Except for Executive's obligations pursuant to the Plan and the Restricted Stock Agreement, this Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. Except for Executive's obligations pursuant to the Plan and the Restricted Stock Agreement, this Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

          (b) This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner,

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               and not more strongly for or against any party based upon the draftsmanship hereof.

          (c) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Executive will furnish Pliant with such other and further documents, certificates and information as Pliant shall reasonably request in connection with this Agreement and the consummation of the transactions contemplated hereby.

          (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

     17. THIRD PARTY BENEFICIARIES. The parties agree that the Released Parties shall be and hereby are third party beneficiaries to this Agreement with the same rights to enforce the terms of this Agreement as the parties hereto. Nothing contained herein shall be construed to impose any obligation on the Released Parties (other than Pliant as expressly set forth herein) with respect to or pursuant to this Agreement or any document or agreement referenced herein.

     18. RELINQUISHMENT OF ADEA CLAIM. Executive agrees to relinquish any claims arising under the Age Discrimination in Employment Act (the "ADEA") and acknowledges receiving monies and other consideration in addition to that which Executive was already entitled to in order to release any claim Executive may have had under the ADEA. Under the ADEA, and the Older Workers Benefit Protection Act of 1999, Executive is allowed a period of forty five (45) days to consider this Agreement as it relates to any age discrimination claim. However, Executive specifically agrees to waive this forty five (45) day period in order to commence payment under this Agreement. Executive acknowledges that under the law, this Agreement does not become effective until the end of the seventh
(7th) day following the date on which Executive signs this Agreement and during that seven (7) day period, Executive may revoke this Agreement. By signing below, Executive does not waive the seven (7) day period. In the event Executive revokes this Agreement within such period, Executive shall return to Pliant any and all sums paid to Executive by Pliant hereunder. Executive may consult with an attorney or other advisor before signing this Agreement, and by signing below, Executive acknowledges having had an opportunity to do so.

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

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first hereinabove set forth.

I HAVE CAREFULLY READ THIS AGREEMENT; I FULLY UNDERSTAND WHAT IT MEANS, INCLUDING THE RELEASE SET FORTH IN SECTION 6(a), AND, MY ATTORNEY, IF APPLICABLE, HAS REVIEWED THE AGREEMENT WITH ME AND EXPLAINED ITS CONTENTS TO ME. REGARDLESS OF MY REPRESENTATION BY AN ATTORNEY OR DECISION NOT TO ENGAGE SUCH REPRESENTATION, I FULLY UNDERSTAND THE AGREEMENT'S CONTENTS AND THE EFFECTS THEREOF, AND I HAVE EXECUTED THE SAME OF MY OWN FREE WILL, WITHOUT ANY COERCION BY PLIANT OR ANY RELEASED PARTY.


                              PLIANT:

                              Pliant Corporation


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              EMPLOYEE:


                              --------------------------------------------------
                                 Lori Roberts

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